UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2012

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Between February 29, 2012 and March 2, 2012, Energy Focus, Inc. ("the Company") entered into Securities Purchase Agreements with 10 investors, under which they agreed to purchase 19.6 million units, each of which consists of one share of the Company’s common stock, par value $0.0001 per share, and one-half warrant to purchase one share of common stock. The purchase price of each unit was $0.25, based on a formula involving the stock’s 30 day average price prior to February 24, 2012. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.54. Each warrant is immediately separable from the unit and immediately exercisable, and expires three years from the date of issuance. The Company plans to use the proceeds of the offering to retire debt and for working capital purposes.

Eight of the ten investors are new investors and the largest single investment was $1.0 million.

On March 5, 2012 the Company issued a press release announcing the offering. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On March 2, 2012, the Company raised $4.9 million when the private placement described under Item 1.01 closed. The Company handled the placement of the shares.

The offering and issuance of the common shares and warrants were not registered under the Securities Act of 1933, as amended, in reliance upon the exemptions from the registration requirements of the Act in Section 4(2) of the Act and Rule 506 of Regulation D. To make the exemptions available, the Company relied upon the fact that its offer was made without any form of general solicitation and upon the representations of each investor in the investor’s Securities Purchase Agreement that the investor was an institutional or accredited investor, that the investor had full access to information about the Company, and that the investor was acquiring the securities as principal for its own account and not with a view to or for distributing or reselling the securities. In addition, the Company relied upon the consent of each investor in the Securities Purchase Agreement to the placement of a restriction on transfer of the investor’s shares and warrants.

The Securities Purchase Agreement requires the Company to register with the Securities and Exchange Commission on Form S-3 the shares of common stock issued in the transaction and the shares of common stock issuable upon exercise of the warrants.

Item 8.01 Other Events.

On March 5, 2012, the Company issued a press release announcing that it has received a $4.9 million equity investment from a group of investors. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are provided with this Report.

Exhibit No.
________________________________________________

99.1 - Press Release dated March 5, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

March 5, 2012	By:	/s/ Mark J. Plush

Name: Mark J. Plush
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 5, 2012.